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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-3) and related prospectus of Shaman Pharmaceuticals, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 5, 1996, with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

December 23, 1996
Palo Alto, California